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                                                                      EXHIBIT 11
                 COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                      WITH INTERPRETIVE RELEASE NO. 34-9083
                                    UNAUDITED

                                                               THIRD QUARTER ENDED          NINE MONTHS ENDED
                                                               JUNE 30,     JULY 1,         JUNE 30,     JULY 1,
(SHARES IN THOUSANDS)                                            1995        1994             1995         1994
-----------------------------------------------------------------------------------------------------------------
Actual weighted average shares outstanding for the period        33,894      34,354           33,854       34,465

Dilutive employee stock options                                   1,537       1,174            1,626        1,238
                                                             ----------  ----------       ----------  -----------
Weighted average shares outstanding for the period               35,431      35,528           35,480       35,703
                                                             ==========  ==========       ==========  ===========


(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
-----------------------------------------------------------
Earnings applicable to fully diluted earnings per share      $   31,743  $   22,428       $   82,185  $    52,430
                                                             ==========  ==========       ==========  ===========
Earnings per share based on SEC interpretive release
  No. 34-9083:

Earnings per share - Fully Diluted  (1)                      $     0.90  $     0.63       $     2.32  $      1.47
                                                             ==========  ==========       ==========  ===========



(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.



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